UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported): August 14, 2020
USA TECHNOLOGIES, INC.
(Exact name of registrant as specified in its charter)

Pennsylvania	001-33365	232679963
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS employer identification number)

100 Deerfield Lane, Suite 300
Malvern, Pennsylvania		19355
(Address of principal executive offices)		(Zip code)

Registrant’s telephone number, including area code: 610-989-0340
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:
Title of each class	Trading Symbol(s)	Name of each exchange on which registered
None	None	None
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01     Entry into a Material Definitive Agreement.

On August 14, 2020, USA Technologies, Inc. (the “Company”) repaid all amounts outstanding under its Existing Credit Agreement (as defined below) and entered into a new credit agreement (the “Credit Agreement”) among the Company, as the borrower, its subsidiaries, as guarantors, and JPMorgan Chase Bank, N.A., as lender and administrative agent.

The Credit Agreement provides for a $5 million secured revolving credit facility (the “Revolving Facility”) and a $15 million secured term facility (the “Term Facility” and together with the Revolving Facility, the “Credit Facility”), which includes an uncommitted expansion feature that allows the Company to increase the total revolving commitments and/or add new tranches of term loans in an aggregate amount not to exceed $5 million. The proceeds of the Credit Facility may be used to refinance certain existing indebtedness of the Company and its subsidiaries, to finance the working capital needs, and for general corporate purposes (including permitted acquisitions), of the Company and its subsidiaries. The Credit Facility has a three (3) year maturity. Interest on the Credit Facility will be based, at the Company’s option, on a base rate or LIBOR plus an applicable margin tied to the Company’s total leverage ratio and having ranges of between 2.75% and 3.75% for base rate loans and between 3.75% and 4.75% for LIBOR loans; provided that until December 31, 2021 the applicable margin shall be 3.75% for base rate loans and 4.75% for LIBOR loans. In an event of default, the interest rate may be increased by 2.00%. The Credit Facility will also carry a commitment fee of 0.50% per annum on the unused portion.

The Company’s obligations under the Credit Facility are unconditionally guaranteed, jointly and severally, by the Company’s material direct and indirect wholly-owned domestic subsidiaries (the “Guarantors”). All obligations of the Company and the Guarantors under the Credit Facility are secured by first priority security interests in substantially all of the assets of the Company and the Guarantors.

The Credit Agreement includes customary representations, warranties and covenants, and acceleration, indemnity and events of default provisions, including, among other things, two financial covenants. One financial covenant requires the Company to maintain, at all times prior to December 31, 2021, an adjusted quick ratio of initially not less than 2.00 to 1.00 and increasing over time to 3.00 to 1.00. The other financial covenant requires the Company to maintain, as of the end of each of its fiscal quarters commencing with the fiscal quarter ended December 31, 2021, a total leverage ratio of not greater than 3.00 to 1.00.

The foregoing description of the Credit Agreement is qualified in its entirety by reference to the full text of such agreement, which will be filed as an exhibit to the Company's Annual Report on Form 10-K for the fiscal year ended June 30, 2020.

Item 1.02     Termination of a Material Definitive Agreement.

On August 14, 2020, and in connection with the consummation of the Credit Agreement, the Company paid all amounts due in respect of principal, interest, and fees, and satisfied all of its obligations under the credit agreement dated as of October 31, 2019 (the “Existing Credit Agreement”), among the Company, its subsidiaries, as guarantors, Antara Capital Master Fund LP (“Antara”), as lender, and Cortland Capital Market Services LLC, as administrative agent and collateral agent for the lender. Pursuant to such payment, the Existing Credit Agreement, and all commitments of Antara thereunder, were terminated.

The information set forth under Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference.

Item 2.03     Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth under Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference.

Item 7.01     Regulation FD Disclosure.

On August 17, 2020, the Company issued a press release announcing the Company’s entrance into the Credit Agreement. A copy of the press release is filed as Exhibit 99.1 to this Current Report on Form 8-K and is furnished herewith.

The press release furnished pursuant to Item 7.01 of this Form 8-K (Exhibit 99.1) shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 (the “Exchange Act”), or otherwise subject to the liabilities under that Section. Furthermore, the press release shall not be deemed to be incorporated by reference into any filing under the Securities Act of 1933 or the Exchange Act.

Item 9.01     Financial Statements and Exhibits.

(d)     Exhibits

Exhibit No.	Description

99.1	Press release dated August 17, 2020.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

USA TECHNOLOGIES, INC.

	By:	/s/ Davina Furnish
Davina Furnish
General Counsel and Secretary
Dated: August 17, 2020